                                                                   EXHIBIT 10.30

                                SEVERANCE POLICY


     The Company Severance Plan ("Plan") shall act to provide severance pay to eligible participants as described below:

1.   EFFECTIVE DATE:  November 23, 1998.

2.   ELIGIBLE PARTICIPANT:

     (a)    all full-time employees as of the Effective Date, and
     (b) all new, full-time employees employed after the Effective Date, subject to limitations as may be determined by the President and CEO as conditions to such new employee's employment with the Company.

3. TERM OF PLAN: The Plan shall be in effect for a period of two (2) years, commencing November 1, 1998 and ending October 31, 2000.

4. CLASSIFICATIONS: Each Eligible Participant shall be classified and entitled to a Severance Pay Benefit as follows:


          Classification                Severance Pay Benefit
          --------------                ---------------------
               A                     eighteen (18) months base pay
               B                     eighteen (18) months base pay
               C                     eighteen (18) months base pay
               D                      twelve (12) months base pay
               E                       nine (9) months base pay
               F                        six (6) months base pay

5. SEVERANCE PAYMENT: Each Eligible Participant terminated by the Company for any reason other than "cause" (as such term is defined below) shall be entitled to the Severance Pay Benefit described above, payable in equal monthly installments commencing on the first (1st) day of the month immediately following the date of such Eligible Participant's termination by the Company; provided that in the event the Company's is sold pursuant to a merger or liquidation proceeding and the Eligible Participant is not offered the same or substantially similar employment, such Severance Pay Benefit shall be paid to each Eligible Participant in a lump sum.

     For purposes of this Severance Policy, termination for "cause" shall include:

     (a)  willful breach or habitual neglect of duties and responsibilities;
     (b)  conviction of a felony offense during the Term of Plan;
     (c) habitual or serious violation of the Company's Personnel Policies and Procedures; or
     (d) any activity that acts to impugn the integrity of the Company, its officers and directors, or compromises the confidentiality of the Company's business or business relationships.

6. SPECIAL PROVISIONS: The Severance Pay Benefit described above SHALL BE SUBJECT TO THE FOLLOWING:

     (a) each Eligible Participant shall, upon termination and prior to receipt of any Severance Pay Benefit, execute a Separation Agreement with the Company which shall include the following provisions:

          (i)    a release of all claims against the Company;
          (ii)   a confidentiality provision; and
          (iii) agreement to give notice to the Company and not accept or retain any further Severance Pay Benefit in the event the Eligible Participant shall accept the same or substantially similar employment with any other employer.

     (b) Severance Pay Benefits provided under this Plan shall automatically terminate as to any Eligible Participant at such time the Eligible Participant shall accept the same or substantially similar employment with any other employer.

                                                                   EXHIBIT 10.25

                      [NATIONAL ENERGY GROUP, INC. LOGO]



                                October 28, 1998

Mr. C.L. Elsey
2200 Sheffield Court
Flower Mound, TX 75028

         Re:      Notice of Termination of Employment

Dear Mr. Elsey:

         Your employment with National Energy Group, Inc. (the "Company") is subject to that certain Offer of Employment between you and the Company dated February 25, 1998 (the "Offer of Employment") which provides that such employment is "At Will" as may be determined by the Company and in accordance with the laws of the State of Texas. Pursuant to Paragraph 5(c) of the Offer of Employment, if the Company terminates you during the first year of your employment for any reason other than cause, the Company is obligated to pay you six (6) months salary ($100,000.00) plus 85% of your COBRA insurance premiums for a period of six (6) months ($2,999.06).

         This Notice shall act to advise you that the Company is terminating your employment effective October 30, 1998, at which time your Executive Employment Agreement described in Paragraph 5(b) of the Offer of Employment shall also terminate.

         Your insurance with the Company shall be paid through October 31, 1998 and you shall be eligible for a COBRA insurance election effective November 1, 1998. It shall be your responsibility to fill out the applicable COBRA enrollment form and make payment each month to National Energy Group, Inc. and mail to the COBRA representative, EPOCH Group, P.O. Box 12170, Overland Park, Kansas 66282-2170. A copy of the COBRA enrollment form is being supplied to you with this Notice, and you are advised that your failure to properly complete the forms and timely make the required monthly payment may result in interruption and/or suspension of your benefits. Ms. Christy Cansler will forward to you under separate cover another notice and copy of your COBRA enrollment form.

         Concurrent with your execution and delivery of this Notice in the space provided below, the Company shall deliver to you a check in the amount of $110,691.36 (less applicable taxes, legal and other deductions previously authorized by you) which shall include the payments described in Paragraph 1 above, plus ten (10) days of accrued vacation ($7,692.30). Additionally, the Company shall pay the cost and expense of moving your personal furniture from your office at the Company to your residence or other location you may designate in Dallas, Texas.

         You hereby acknowledge and agree as follows:

         1. You have received notice that your employment with the Company is terminated effective October 30, 1998.

Mr. C.L. Elsey
October 28, 1998
Page 2

         2. The payments described in this Notice have been delivered to you and constitute full and complete payment of all monies owed to you pursuant to the terms of the Offer of Employment;

         3. All expenses incurred by you on behalf of the Company in connection with your employment have been reimbursed to you;

         4. The Bonus, the Executive Employment Agreement, the shares of Common Stock of the Company and the Incentive Stock Options described in Paragraphs 5(a), (b), (d) and (e) of the Offer of Employment, respectively, are terminated effective October 30, 1998;

         5. Notwithstanding the termination of your employment with the Company, the Confidentiality provision contained in Paragraph 6 of the Offer of Employment is a continuing obligation upon you as provided therein;

         6. You have returned all Company property (keys, credit cards, telephones, automobiles, etc.) to the Company, and in the event you shall subsequently be in possession of additional property belonging to the Company, you will immediately return it or make arrangements for its return to the Company; and

         7. There are no other agreements, written or oral, by and between you and the Company for which you are due or may be due additional compensation, and that the Offer of Employment and Executive Employment Agreement were and are the only such agreements for which the Company incurred any obligation to you.

                                         Sincerely,


                                         /s/ MILES D. BENDER
                                         Miles D. Bender
                                         Chairman, President and CEO
Acknowledged and Agreed to
this 28th day of October, 1998


/s/ C. L. ELSEY
----------------------------------
C.L. Elsey
an individual

PDD:mjg
Enclosures:  COBRA Enrollment Forms

                                                                   EXHIBIT 10.14

                      [NATIONAL ENERGY GROUP, INC. LOGO]



                               November 24, 1998



Mr. Miles D. Bender
2809 Milton
Dallas, TX 75205

         Re:  Separation Agreement

Dear Miles:

National Energy Group, Inc. (the "Company") recognizes the issues you have raised with respect to the Company's termination of your employment. This letter confirms the discussions we have held concerning the termination of your employment from the Company, and the Company's offer and your acceptance of this proposed settlement and separation agreement (this "Separation Agreement") on the terms set forth below.

1. Resignation; Termination of Employment. Your employment with the Company as President and Chief Executive Officer is terminated effective November 24, 1998 (hereinafter the "Separation Date"), at which time your Executive Employment Agreement effective January 1, 1996 (the "Employment Agreement") shall also terminate.

2. Salary and Benefits. In accordance with the Company's existing policies, you have received, will receive, or are receiving with this letter the following payments and benefits pursuant to your employment with the Company and your participation in the Company's benefit plans:

      (a)   Payment of your regular base salary through November 30, 1998;
            and

      (b) Payment of accrued and unused vacation leave, if any, through the Separation Date.

            The amounts paid in accordance with subparagraphs (a) and (b) of this Paragraph 2 are gross amounts, subject to lawful deductions, including any deductions you have previously authorized or authorize prior to your Separation Date.

Mr. Miles D. Bender
November 24, 1998
Page 2


      Your paid group health insurance benefits are paid through December 31, 1998. After the Separation Date, you are entitled at your option to continue your group health insurance coverage at your expense in accordance with applicable law. Please complete the COBRA election form which will be furnished to you if you elect to continue such insurance coverage.

      Payment of any benefits to which you have vested entitlements under the terms of the employee benefit plans established by the Company (including but not limited to the Company 401(k) Plan and Employee Stock Purchase
      Plan) shall be paid to you in accordance with the provisions of such plans.

      The Company will settle promptly all authorized reimbursable business expenses, if any, when you have submitted appropriate expense reports along with the required receipts and documenting information. To be eligible for reimbursement of these expenses, they must be submitted by the close of business on or before December 7, 1998.

3. Settlement Consideration. In consideration of the General Release, the Confidentiality of Separation Agreement and Nondisparagement provision, and the Agreement Regarding Solicitation of Employees and Consultants set forth in this Separation Agreement, and contingent upon your acceptance of the terms contained herein, the Company offers you the following Settlement Consideration, in addition to the compensation you will receive pursuant to Paragraph 2:

      (a) Settlement Payment. A lump-sum, cash settlement payment of $395,764.43, payable concurrently with the execution and delivery to the Company of both this Separation Agreement and the Reaffirmation of Separation Agreement described in Paragraph 13 hereof;

      (b) Stock Options. Any stock options granted to you shall continue to vest in accordance with the 1996 Incentive Compensation Plan for so long as you continue as a member of the Board of Directors of the Company;

      (c) Cellular Telephone; Laptop Computer. The Company shall allow you to retain your cellular telephone and laptop computer;

      (d) Transfer of Vehicle. Concurrent with the execution and delivery to the Company of both this Separation Agreement and the Reaffirmation of Separation Agreement described in Paragraph 13 hereof, the Company shall transfer to you the ownership of that certain 1996 Infinity, VIN No. JNKNGO1D4TM400349; provided that you

Mr. Miles D. Bender
November 24, 1998
Page 3


            shall pay all transfer, license, sales and other taxes, fees and/or assessments payable in connection with such transfer of ownership;

      (e) Indemnification for Official Acts. The Company shall, to the fullest extent permitted under applicable law, defend and indemnify you and hold you harmless against any costs or expense (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, arising out of or pertaining to any acts or omissions or alleged acts or omissions by you in your capacity as an officer and/or director of the Company or any of its subsidiaries. The foregoing shall be in addition to and not in lieu of any indemnification rights you may currently have by virtue of the Company's certificate of incorporation, bylaws, resolutions or otherwise, which shall continue in full force and effect notwithstanding any other provisions of this Separation Agreement. EXCEPT FOR WILLFUL CRIMINAL ACTS BY YOU, THE FOREGOING INDEMNIFICATION PROVISIONS SHALL APPLY NOTWITHSTANDING YOUR SOLE OR CONTRIBUTORY NEGLIGENCE OR STRICT LIABILITY; and

      (f) Directors' and Officers' Liability Insurance. To the extent the Company maintains any policy of insurance applicable to directors and officers of the Company following the date of execution of this Separation Agreement, it shall arrange for your continued coverage under such policy for so long as you remain a director of the Company.

4. Return of Property. Whether or not you accept the terms of this Separation Agreement, except as provided in Paragraph 3, you must return to the Company any and all items of its property, including without limitation: office keys, security access cards, equipment, credit cards, forms, files, manuals, correspondence, business records, personnel data, lists of employees, salary and benefits information, work product, maps, data and files relating to wells, leases, partners and/or contractors, seismic data and files, contracts, contract information, Prospect information and plans for future Prospects, brochures, catalogs, computer tapes and diskettes, and data processing reports, and any and all other documents or property which you have had possession of or control over during the course of your employment, and which you have not already returned to the Company. You agree that you will return such property to the Company by no later than the close of business on or before December 2, 1998, or as soon thereafter as is possible with respect to any items not then immediately available or which you later find in your possession. The provisions of this Paragraph 4 do not prohibit the maintenance by you of copies of any non-confidential, non-

Mr. Miles D. Bender
November 24, 1998
Page 4


      proprietary information, such as reading files, work papers, calculations, flowcharts and other similar information reflecting the performance of your job duties and responsibilities.

5. Use of Confidential Information. You acknowledge and agree that, except for your knowledge and training to compete in the marketplace and except for information which is now or in the future becomes available in the public domain, all of the non-public documents and information to which you have had access during your employment, including but not limited to all information pertaining to any specific business transactions in which the Company or any other Company Released Parties (as defined in Paragraph 6(a) below) were, are, or may be involved, all information concerning salary and benefits paid to employees of the Company or any of the other Company Released Parties, all personnel information relating in any way to current or former employees of the Company or any of the other Company Released Parties, all non-public information obtained in the course of employment pertaining to acquisitions, divestitures, wells, Prospects and development plans of the Company or any of the other Company Released Parties, lease holdings and lease block bid information and strategies, all financial budgetary information, all other information specified in Paragraph 4 above, and in general, the business and operations of the Company or any of the other Company Released Parties in addition to any other work product, calculations, files, maps, logs, flowcharts and other related and/or similar information to which you had access through the Company, its partners or consultants are considered confidential and are not to be disseminated or disclosed by you to any other parties, except as may be required by law or judicial process. In the event you are required to disclose such information to any other party, you shall provide the Company immediate written notice to enable the Company to seek, at the Company's discretion and expense, a protective order or take other such action as the Company in its sole discretion deems advisable or necessary. You further agree that in the event it appears that you will be compelled by law or judicial process to disclose such confidential information, you will notify Mr. Philip D. Devlin, General Counsel, in writing at 4925 Greenville Avenue, Suite 1400, Dallas, Texas, 75206, immediately upon your receipt of any such notice, a subpoena or other legal process.

6.    General Release.

      (a) Except for the obligations of the Company and the Company Released Parties to be performed hereunder and in consideration of the Settlement Consideration described above, you and your family members, heirs, successors, and assigns (collectively, the "Employee Released Parties") hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, that you or they, individually, collectively, or otherwise, may have or assert against (i) National Energy Group, Inc. or (ii) any officer, director, stockholder, fiduciary, agent, employee, representative, insurer, attorney, or any successors and

Mr. Miles D. Bender
November 24, 1998
Page 5


            assigns of National Energy Group, Inc. (collectively, the "Company Released Parties"). This Separation Agreement includes but is not limited to any claim or demand based on any federal, state, or local statutory or common law that applies or is asserted to apply, directly or indirectly, to the formation of your employment relationship, your employment relationship, or the termination of your employment relationship with the Company. Thus, you and the other Employee Released Parties agree not to make any claims or demands against the Company or any of the other Company Released Parties such as for wrongful discharge; unlawful employment discrimination; retaliation; breach of contract (express or implied); breach of the duty of good faith and fair dealing; violation of the public policy of the United States, the State of Texas, or any other state; intentional or negligent infliction of emotional distress; tortious interference with contract; promissory estoppel; detrimental reliance; defamation of character; duress; negligent misrepresentation; intentional misrepresentation or fraud; invasion of privacy; loss of consortium; assault; battery; conspiracy; bad faith; negligent hiring or supervision; any intentional or negligent act of personal injury; any alleged act of harassment or intimidation; or any other intentional or negligent tort; or any alleged violation of the Age Discrimination in Employment Act of 1967; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Texas Commission on Human Rights Act; or the Texas Wage Payment Statute, Tex. Rev. Civ. Stat. Ann. art. 5155.

      (b) Except for your obligations to be performed hereunder, the Company and the other Company Released Parties hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, that it or they, individually, collectively, or otherwise may have or assert against you or any of the other Employee Released Parties. This Separation Agreement includes, but is not limited to, any claim or demand based on any federal, state, or local statutory or common law that applies or is asserted to apply, directly or indirectly, to the formation of your employment relationship, your employment, the termination of your employment relationship with the Company, or your service as an officer or director of the Company or any of its subsidiaries.

      (c) Except as otherwise provided herein, the effect of this Separation Agreement is to mutually release, acquit, and forever discharge any and all claims and demands of whatever kind or character, that either party, the Employee Released Parties, or the Company Released Parties may now have, or hereafter have or assert against each other arising out of the employment relationship (including the formation and termination thereof) which has existed between you and the Company or your service

Mr. Miles D. Bender
November 24, 1998
Page 6

            as an officer or director of the Company or any of its subsidiaries. It is further agreed that each of you and the Company agree to indemnify and hold harmless the other for any breach of the provisions of this Separation Agreement by the respective Employee Released Parties or Company Released Parties which results in damage to the other or to the respective parties hereto. This mutual general release does not include: (i) the executory obligations of either party yet to be performed, (ii) any rights, claims or obligations which may accrue as between the parties after the date of this Separation Agreement, or (iii) any rights, claim or obligation to defend, indemnify (and any related rights by virtue of Company insurance arrangements) in favor of you and any Employee Released Party in connection with your service as an officer and/or director of the Company or any of its subsidiaries.

      (d) The parties acknowledge that the general release provisions of subsection (a) of this paragraph and the obligations of Paragraph 7 and Paragraph 8 of this Separation Agreement are contingent upon and undertaken by you in exchange for the Settlement Consideration described in Paragraph 3. Accordingly, notwithstanding anything herein to the contrary, if you are required, for any reason, to return any material portion of the Settlement Consideration described in Paragraph 3, then your obligations under the foregoing General Release provision and under the provisions of Paragraph 7 and Paragraph 8 shall be deemed, at your option, null and void, and upon your return of such material portion of the Settlement Consideration, you shall be entitled to assert any rights and claims you may have against the Company, including the Employment Agreement, as if this Separation Agreement had never been executed and delivered.

7. Confidentiality of this Separation Agreement and Nondisparagement. In consideration of the Special Separation Benefits described above, each of the Company and you agree that the terms of this Separation Agreement shall be and remain confidential, and shall not be disclosed by you and the other Employee Release Parties or the Company and the other Company Released Parties to any party other than your spouse, attorney, accountant or tax return preparer; provided such persons have agreed to keep such information confidential, and except as may be required by law or judicial process. Each of the Company and you further agree, except as compelled by law or judicial process, not to cooperate or supply information of any kind in any proceeding, investigation, or inquiring raising issues under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Texas Commission on Human Rights Act, or the Texas Wage Payment Statute, Tex. Rev. Civ. Stat. Ann. art. 5155, or any other federal, state, or local law, involving the formation of your employment relationship, your employment relationship, the termination of your employment

Mr. Miles D. Bender
November 24, 1998
Page 7


      relationship, or the employment of other persons by the Company or any of the Company Released Parties. In the event it appears that either party hereto shall be compelled by law or judicial process to disclose the terms and conditions of this Separation Agreement, such party shall immediately notify the other party in writing and provide a copy of any notice that such disclosure is being requested or required so that such party at its sole discretion and expense may seek a protective order or take other such action as such party in its sole discretion deems advisable or necessary.

      You and the other Employee Released Parties further agree not to make any statement, oral or written, which directly or indirectly impugns the quality or integrity of the Company's or any of the Company Released Parties' business practices, or to make any other disparaging or derogatory remarks or statements, oral or written, about the Company or any of the Company Released Parties, their officers, directors, stockholders, managerial personnel, or other employees or their partners and consultants to any other parties; provided, however, that nothing herein shall limit your right to provide full and truthful testimony as required by subpoena or other legal process. You agree and acknowledge that should you breach this obligation, in addition to any other remedy the Company may have at law or in equity, you may be required to repay the Settlement Consideration provided to you pursuant to this Separation Agreement, but all other provisions of this Separation Agreement shall remain in full force and effect.

      In consideration of the General Release, the Confidentiality of Separation Agreement and Nondisparagement provision, and the Agreement Regarding Solicitation of Employees and Consultants, set forth herein, the Company and the Company Released Parties agree that it and they, respectively, shall instruct its officers, directors, managerial personnel, or other employees not to make any statement, oral or written, which directly or indirectly impugns the quality or integrity of you or any of the Employee Released Parties' business practices, or to make any other disparaging or derogatory remarks or statements, oral or written, about you or your employment with the Company; provided, however, that nothing herein shall limit the Company Released Parties' right to provide full and truthful testimony as required by subpoena or other legal process. Any material breach of this obligation will, in addition to any other remedy you may have at law or in equity, relieve you of the duties and obligations provided for in this Separation Agreement.

8. Agreement Regarding Solicitation of Employees. In consideration of the monetary payments and other benefits provided to you or on your behalf by the Company in this Separation Agreement, you acknowledge and agree that for a period of one (1) year following the termination of your employment with the Company, you will not, directly or indirectly, for your own account or for the benefit of any other person or party, solicit, induce, entice, or

Mr. Miles D. Bender
November 24, 1998
Page 8


      attempt to entice any employee, or independent contractor of the Company to terminate his or her employment relationship, agreements or contracts with the Company.

9. Nonadmission of Liability and Wrongdoing. This Separation Agreement is entered into for the purpose of resolving and settling any and all disputed issues between you and the Company, including without limitation, issues related to the Employment Agreement. Accordingly, it is acknowledged that this Separation Agreement does not in any manner constitute an admission of liability or wrongdoing on your part or that of the Company, but that you and the Company expressly deny any such liability or wrongdoing, and enter into this Separation Agreement for the sole purpose of avoiding further trouble and expense, including potential litigation; and, except to the extent necessary to enforce this Separation Agreement, neither this Separation Agreement, nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by the Company, the Company Released Parties, or you or any of the Employee Released Parties.

10. Authority to Execute. Each of the parties hereto warrants and agrees that it (i) has full power and authority to execute, deliver and perform the obligations contained in this Separation Agreement, (ii) is a legally binding and enforceable agreement in accordance with its terms and conditions, (iii) has the power and authority to bind its respective Released Parties, and (iv) does not violate, conflict with or constitute a breach or default under any statute, rule, ordinance, regulation or administrative order of any federal, state, county or municipal court, board, office, agency or commission.

11. GOVERNING LAW AND INTERPRETATION. THIS SEPARATION AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES UNDER IT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND PERFORMED IN DALLAS COUNTY, TEXAS. Subject to Paragraph 6(d), if any provision of this Separation Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions and shall not affect the validity or enforceability of such other remaining provisions, and that, in all other respects, this Separation Agreement shall remain in full force and effect. If any provision of this Separation Agreement is held to be unenforceable as written and may be made to be enforceable by limitation thereof, then such provision shall be enforceable to the maximum extent permitted by applicable law and to the extent the remaining provisions further accomplish the goals, benefits and intent of this Separation Agreement. The language of all parts of this Separation Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

Mr. Miles D. Bender
November 24, 1998
Page 9


12. Expiration of Offer. The Company's offer of the proposed Settlement Consideration will expire at midnight on the 21st day (the "Expiration of Offer") following the date of this correspondence You may accept this offer at any time before the Expiration of Offer by executing this Separation Agreement and returning it to the designated representative of the Company. Whether or not you execute this Separation Agreement, you will receive the items set forth in Paragraph 2 and are required to follow the obligations set forth in Paragraphs 4 and 5 hereof.

13. The Effective Date. This Separation Agreement will become effective and enforceable seven (7) days after your execution hereof (the "Effective Date"). At any time prior to the Effective Date, you may revoke your acceptance of this Separation Agreement by delivering written notice thereof to the Company. You further agree to execute and deliver to the Company the Reaffirmation of this Separation Agreement, attached hereto as Exhibit "A", within seven (7) days of the execution and delivery of this Separation Agreement.

14. Consultation With Counsel. You have the right to consult, and are encouraged by the Company to consult, an attorney before executing this Separation Agreement.

15. Voluntary Agreement. You and the Company acknowledge that execution of this Separation Agreement is knowing and voluntary, that you and the Company have had reasonable time to deliberate regarding its terms, and that you and the Company have had the right to consult with an attorney.

16. Entire Agreement. This Separation Agreement contains and constitutes the entire understanding and agreement between you and the Company and may be modified only by a writing of contemporaneous or subsequent date executed by both you and an authorized officer of the Company.

17. In the event of a dispute between the parties to this Separation Agreement, the parties agree not to file any action or petition in any court of law or equity for any relief, but to participate in good faith in a minimum of four (4) hours of mediation in Dallas, Texas with an attorney-mediator who trained and certified by the American Arbitration Association, the United States Arbitration and Mediation Service, or any comparable organization, and to abide by the mediation procedures of such organization. The parties agree to equally bear the costs of the mediation. In the event the parties cannot resolve their dispute through mediation as described herein, the parties agree to participate in binding arbitration pursuant to the rules of the American Arbitration Association or mutually agreeable similar organization. Such arbitration shall be held in Dallas, Texas, shall be binding and nonappealable and a judgment

Mr. Miles D. Bender
November 24, 1998
Page 10


      on the award to the prevailing party (inclusive of reasonable attorney's fees and costs) may be entered in any court having competent jurisdiction.

      If you are in agreement with the terms of this Separation Agreement, please execute the attached duplicate of this letter in the space provided below. By executing this Separation Agreement, you acknowledge that (a) you have been offered at least twenty-one (21) days to consider the terms of this Separation Agreement, (b) you were advised by the Company to consult with an attorney regarding the terms of this Separation Agreement, (c) you have consulted with, or have had sufficient opportunity to consult with, an attorney of your own choosing regarding the terms of this Separation Agreement, (d) any and all questions regarding the terms of this Separation Agreement have been asked and answered to your complete satisfaction, (e) you have read this Separation Agreement and fully understand its terms and their importance, (f) the Settlement Consideration described in Paragraph 3 of this Separation Agreement is good and valuable and of a kind to which you were not otherwise entitled, and (g) you are entering into this Separation Agreement voluntarily, of your own free will, and without any coercion, undue influence, threat or intimidation of any kind or type whatsoever.

Sincerely,

National Energy Group, Inc.                  ACCEPTED AND AGREED THIS
                                             24th DAY OF NOVEMBER, 1998.

By:  /s/ BOB G. ALEXANDER                    /s/ MILES D. BENDER
     ----------------------------            -------------------------------
Name:   Bob G. Alexander                     Name: Miles D. Bender,
Title:   President and                             an Individual
        Chief Executive Officer

                                  EXHIBIT "A"

                     REAFFIRMATION OF SEPARATION AGREEMENT


         I, Miles D. Bender, acknowledge that I executed that certain separation agreement (the "Separation Agreement") with National Energy Group, Inc. (the "Company") and that during the seven (7) day period immediately following my execution of the Separation Agreement, I had the right to revoke the Separation Agreement at any time. By executing the Separation Agreement, I also understand that I agreed that I would receive no benefits thereunder unless and until I executed this reaffirmation agreement (this "Reaffirmation").

         By executing this Reaffirmation, I now affirm and attest that I (a) have not heretofore, or contemporaneously with the execution of this Reaffirmation, revoked, or attempted to revoke the Separation Agreement, either by notice to the Company, or otherwise, and (b) am now, by virtue of my execution of this Reaffirmation, within seven (7) days after the execution of the Separation Agreement, fully bound by all of the terms and conditions of the Separation Agreement.

                   EXECUTED this 2nd day of December, 1998.


                                /s/ MILES D. BENDER
                                ------------------------------------
                                Miles D. Bender,
                                an Individual


THE STATE OF TEXAS         )
                           )
COUNTY OF DALLAS           )

         BEFORE ME, the undersigned, a Notary Public, on this day personally appeared Miles D. Bender, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 2nd day of December, 1998.


                                 /s/ MARILYN J. GRAHAM
                                 ------------------------------------
[SEAL]                           Notary Public, State of Texas

                                                                   EXHIBIT 10.22

                      [NATIONAL ENERGY GROUP, INC. LOGO]



                                  May 18, 1998



VIA HAND DELIVERY

Mr. C. Dewayne Cravens
3629 Cross Bend Road
Plano, TX 75023

         Re:  Separation Agreement

Dear Dewayne:

National Energy Group, Inc. (the "Company") recognizes your service as an employee of the Company. This letter confirms the discussions we have held concerning the termination of your employment from the Company, and the Company's offer and your acceptance of this proposed separation agreement (this "Separation Agreement") on the terms set forth below.

1. Resignation; Termination of Employment. Your employment with the Company as Vice President-Engineering is terminated effective May 18, 1998 (hereinafter the "Separation Date"), at which time your Employment Agreement dated August 25, 1997 (the "Employment Agreement") shall also terminate.

2. Salary and Benefits. In accordance with the Company's existing policies, you have received, will receive, or are receiving with this letter the following payments and benefits pursuant to your employment with the Company and your participation in the Company's benefit plans:

      (a) Payment of your regular base salary through May 18, 1998, less all legal deductions;

      (b) Payment of accrued and unused vacation leave, if any, through the Separation Date, less all legally required deductions; and

      (c) Payment of two (2) weeks of your base salary in the amount of $4,231.00.

Mr. C. Dewayne Cravens
May 18, 1998
Page 2


      The amounts paid in accordance with subparagraphs (a), (b) and (c) of this Paragraph 2 are gross amounts, subject to lawful deductions, including any deductions you have previously authorized or authorize prior to your Separation Date.

      Your paid group health insurance benefits are paid through May 18, 1998. After the Separation Date, you are entitled at your option to continue your group health insurance coverage at your expense in accordance with applicable law. Please complete the COBRA election form which will be furnished to you if you elect to continue such insurance coverage.

      Payment of any benefits to which you have vested entitlements under the terms of the employee benefit plans established by the Company (including but not limited to the Company 401(k) Plan and Employee Stock Purchase
      Plan) shall be paid to you in accordance with the provisions of such plans.

      The Company will settle promptly all authorized reimbursable business expenses, if any, when you have submitted appropriate expense reports along with the required receipts and documenting information. To be eligible for reimbursement of these expenses, they must be submitted by the close of business on or before May 25, 1998.

3. Special Separation Benefits. In consideration of the General Release, the Confidentiality of Separation Agreement and Nondisparagement provision, and the Agreement Regarding Solicitation of Employees and Consultants set forth in this Separation Agreement, and contingent upon your acceptance of the terms contained herein, the Company offers you the following Special Separation Benefits, in addition to the benefits you will receive pursuant to Paragraph 2:

      (a) Termination Allowance. A termination allowance in the amount of $27,500.00, which is equivalent to your base salary for three (3) months, payable concurrently with the execution and delivery of both this Separation Agreement and the Reaffirmation of Separation Agreement described in Paragraph 13 hereof.

      (b) Additional Benefits. The Company shall continue to pay your group health benefits through May 31, 1998.

4. Return of Property. Whether or not you accept the terms of this Separation Agreement, you must return to the Company any and all items of its property, including without limitation: automobiles, telephones, office keys, security access cards, computers, equipment, credit

Mr. C. Dewayne Cravens
May 18, 1998
Page 3


      cards, forms, files, manuals, correspondence, business records, personnel data, lists of employees, salary and benefits information, work product, maps, data and files relating to wells, leases, partners and/or contractors, seismic data and files, contracts, contract information, Prospect information and plans for future Prospects, brochures, catalogs, computer tapes and diskettes, and data processing reports, and any and all other documents or property which you have had possession of or control over during the course of your employment, and which you have not already returned to the Company. You agree that you will return such property to the Company by no later than the close of business on or before May 25, 1998, or as soon thereafter as is possible with respect to any items not then immediately available or which you later find in your possession. The provisions of this Paragraph 4 do not prohibit the maintenance by you of copies of any non-confidential, non-proprietary information, such as reading files, work papers, calculations, flowcharts and other similar information reflecting the performance of your job duties and responsibilities.

5. Use of Confidential Information. You acknowledge and agree that, except for your knowledge and training to compete in the marketplace and except for information which is now or in the future becomes available in the public domain, all of the non-public documents and information to which you have had access during your employment, including but not limited to all information pertaining to any specific business transactions in which the Company or any other Company Released Parties (as defined in Paragraph 6(a) below) were, are, or may be involved, all information concerning salary and benefits paid to employees of the Company or any of the other Company Released Parties, all personnel information relating in any way to current or former employees of the Company or any of the other Company Released Parties, all non-public information obtained in the course of employment pertaining to acquisitions, divestitures, wells, Prospects and development plans of the Company or any of the other Company Released Parties, lease holdings and lease block bid information and strategies, all financial budgetary information, all other information specified in Paragraph 4 above, and in general, the business and operations of the Company or any of the other Company Released Parties in addition to any other work product, calculations, files, maps, logs, flowcharts and other related and/or similar information to which you had access through the Company, its partners or consultants are considered confidential and are not to be disseminated or disclosed by you to any other parties, except as may be required by law or judicial process. In the event you are required to disclose such information to any other party, you shall provide the Company immediate written notice to enable the Company to seek, at the Company's discretion and expense, a protective order or take other such action as the Company in its sole discretion deems advisable or necessary. You further agree that in the event it appears that you will be compelled by law or judicial process to disclose such confidential information, you will notify Mr. Philip D. Devlin,

Mr. C. Dewayne Cravens
May 18, 1998
Page 4


      General Counsel, in writing at 4925 Greenville Avenue, Suite 1400, Dallas, Texas, 75206, immediately upon your receipt of any such notice, a subpoena or other legal process.

6.    General Release.

      (a) Except for the obligations of the Company and the Company Released Parties to be performed hereunder and in consideration of the Special Separation Benefits described above, you and your family members, heirs, successors, and assigns (collectively, the "Employee Released Parties") hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, that you or they, individually, collectively, or otherwise, may have or assert against (i) National Energy Group, Inc. or (ii) any officer, director, stockholder, fiduciary, agent, employee, representative, insurer, attorney, or any successors and assigns of National Energy Group, Inc. (collectively, the "Company Released Parties"). This Separation Agreement includes but is not limited to any claim or demand based on any federal, state, or local statutory or common law that applies or is asserted to apply, directly or indirectly, to the formation of your employment relationship, your employment relationship, or the termination of your employment relationship with the Company. Thus, you and the other Employee Released Parties agree not to make any claims or demands against the Company or any of the other Company Released Parties such as for wrongful discharge; unlawful employment discrimination; retaliation; breach of contract (express or implied); breach of the duty of good faith and fair dealing; violation of the public policy of the United States, the State of Texas, or any other state; intentional or negligent infliction of emotional distress; tortious interference with contract; promissory estoppel; detrimental reliance; defamation of character; duress; negligent misrepresentation; intentional misrepresentation or fraud; invasion of privacy; loss of consortium; assault; battery; conspiracy; bad faith; negligent hiring or supervision; any intentional or negligent act of personal injury; any alleged act of harassment or intimidation; or any other intentional or negligent tort; or any alleged violation of the Age Discrimination in Employment Act of 1967; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Texas Commission on Human Rights Act; or the Texas Wage Payment Statute, Tex. Rev. Civ. Stat. Ann. art. 5155.

      (b) Except for your obligations to be performed hereunder, the Company and the other Company Released Parties hereby release, acquit, and forever discharge any and all

Mr. C. Dewayne Cravens
May 18, 1998
Page 5


            claims and demands of whatever kind or character, whether vicarious, derivative, or direct, that it or they, individually, collectively, or otherwise may have or assert against you or any of the other Employee Released Parties. This Separation Agreement includes, but is not limited to, any claim or demand based on any federal, state, or local statutory or common law that applies or is asserted to apply, directly or indirectly, to the formation of your employment relationship, your employment, or the termination of your employment relationship with the Company.

      (c) Except as otherwise provided herein, the effect of this Separation Agreement is to mutually release, acquit, and forever discharge any and all claims and demands of whatever kind or character, that either party, the Employee Released Parties, or the Company Released Parties may now have, or hereafter have or assert against each other arising out of the employment relationship (including the formation and termination thereof) which has existed between you and the Company. It is further agreed that each of you and the Company agree to indemnify and hold harmless the other for any breach of the provisions of this Separation Agreement by the respective Employee Released Parties or Company Released Parties which results in damage to the other or to the respective parties hereto. This mutual general release does not include: (i) the executory obligations of either party yet to be performed, or (ii) any rights, claims or obligations which may accrue as between the parties after the date of this Separation Agreement.

7. Confidentiality of this Separation Agreement and Nondisparagement. In consideration of the Special Separation Benefits described above, each of the Company and you agree that the terms of this Separation Agreement shall be and remain confidential, and shall not be disclosed by you and the other Employee Release Parties or the Company and the other Company Released Parties to any party other than your spouse, attorney, accountant or tax return preparer; provided such persons have agreed to keep such information confidential, and except as may be required by law or judicial process. Each of the Company and you further agree, except as compelled by law or judicial process, not to cooperate or supply information of any kind in any proceeding, investigation, or inquiring raising issues under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Texas Commission on Human Rights Act, or the Texas Wage Payment Statute, Tex. Rev. Civ. Stat. Ann. art. 5155, or any other federal, state, or local law, involving the formation of your employment relationship, your employment relationship, the termination of your employment relationship, or the employment of other persons by the Company or any of the Company

Mr. C. Dewayne Cravens
May 18, 1998
Page 6


      Released Parties. In the event it appears that either party hereto shall be compelled by law or judicial process to disclose the terms and conditions of this Separation Agreement, such party shall immediately notify the other party in writing and provide a copy of any notice that such disclosure is being requested or required so that such party at its sole discretion and expense may seek a protective order or take other such action as such party in its sole discretion deems advisable or necessary.

      You and the other Employee Released Parties further agree not to make any statement, oral or written, which directly or indirectly impugns the quality or integrity of the Company's or any of the Company Released Parties' business practices, or to make any other disparaging or derogatory remarks or statements, oral or written, about the Company or any of the Company Released Parties, their officers, directors, stockholders, managerial personnel, or other employees or their partners and consultants to any other parties. You agree and acknowledge that should you breach this obligation, in addition to any other remedy the Company may have at law or in equity, you may be required to repay the Special Separation Benefits provided to you pursuant to this Separation Agreement, but all other provisions of this Separation Agreement shall remain in full force and effect.

      In consideration of the General Release, the Confidentiality of Separation Agreement and Nondisparagement provision, and the Agreement Regarding Solicitation of Employees and Consultants, set forth herein, the Company and the Company Released Parties agree that it and they, respectively, shall instruct its officers, directors, managerial personnel, or other employees not to make any statement, oral or written, which directly or indirectly impugns the quality or integrity of you or any of the Employee Released Parties' business practices, or to make any other disparaging or derogatory remarks or statements, oral or written, about you or your employment with the Company.

8. Agreement Regarding Solicitation of Employees. In consideration of the monetary payments and other benefits provided to you or on your behalf by the Company in this Separation Agreement, you acknowledge and agree that for a period of two (2) years following the termination of your employment with the Company, you will not, directly or indirectly, for your own account or for the benefit of any other person or party, solicit, induce, entice, or attempt to entice any employee, or independent contractor of the Company to terminate his or her employment relationship, agreements or contracts with the Company.

9. Nonadmission of Liability and Wrongdoing. It is acknowledged that this Separation Agreement does not in any manner constitute an admission of liability or wrongdoing on your part or that of the Company, but that you and the Company expressly deny any such

Mr. C. Dewayne Cravens
May 18, 1998
Page 7


      liability or wrongdoing, and enter into this Separation Agreement for the sole purpose of avoiding further trouble and expense; and, except to the extent necessary to enforce this Separation Agreement, neither this Separation Agreement, nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by the Company, the Company Released Parties, or you or any of the Employee Released Parties.

10. Authority to Execute. Each of the parties hereto warrants and agrees that it (i) has full power and authority to execute, deliver and perform the obligations contained in this Separation Agreement, (ii) is a legally binding and enforceable agreement in accordance with its terms and conditions, (iii) has the power and authority to bind its respective Released Parties, (iv) does not violate, conflict with or constitute a breach or default under any statute, rule, ordinance, regulation or administrative order of any federal, state, county or municipal court, board, office, agency or commission, and (v) is not contemplating, nor are any bankruptcy or insolvency proceedings threatened against such party of which it is aware.

11. GOVERNING LAW AND INTERPRETATION. THIS SEPARATION AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES UNDER IT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND PERFORMED IN DALLAS COUNTY, TEXAS. If any provision of this Separation Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions and shall not affect the validity or enforceability of such other remaining provisions, and that, in all other respects, this Separation Agreement shall remain in full force and effect. If any provision of this Separation Agreement is held to be unenforceable as written and may be made to be enforceable by limitation thereof, then such provision shall be enforceable to the maximum extent permitted by applicable law and to the extent the remaining provisions further accomplish the goals, benefits and intent of this Separation Agreement. The language of all parts of this Separation Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

12. Expiration of Offer. The Company's offer of the proposed Special Separation Benefits will expire at midnight on the 21st day (the "Expiration of Offer") following the date of this correspondence, i.e., on June 8, 1998. You may accept this offer at any time before the Expiration of Offer by executing this Separation Agreement and returning it to the designated representative of the Company. Whether or not you execute this Separation Agreement, you will receive the items set forth in Paragraph 2(a), (b) and (c) and are required to follow the obligations set forth in Paragraphs 4 and 5 hereof.

Mr. C. Dewayne Cravens
May 18, 1998
Page 8


13. The Effective Date. This Separation Agreement will become effective and enforceable seven (7) days after your execution hereof (the "Effective Date"). At any time prior to the Effective Date, you may revoke your acceptance of this Separation Agreement by delivering written notice thereof to the Company. You further agree to execute and deliver to the Company the Reaffirmation of this Separation Agreement, attached hereto as Exhibit "A", within seven (7) days of the execution and delivery of this Separation Agreement.

14. Consultation With Counsel. You have the right to consult, and are encouraged by the Company to consult, an attorney before executing this Separation Agreement.

15. Voluntary Agreement. You and the Company acknowledge that execution of this Separation Agreement is knowing and voluntary, that you and the Company have had reasonable time to deliberate regarding its terms, and that you and the Company have had the right to consult with an attorney.

16. Entire Agreement. This Separation Agreement contains and constitutes the entire understanding and agreement between you and the Company and may be modified only by a writing of contemporaneous or subsequent date executed by both you and an authorized officer of the Company.

17. In the event of a dispute between the parties to this Separation Agreement, the parties agree not to file any action or petition in any court of law or equity for any relief, but to participate in good faith in a minimum of four (4) hours of mediation in Dallas, Texas with an attorney-mediator who trained and certified by the American Arbitration Association, the United States Arbitration and Mediation Service, or any comparable organization, and to abide by the mediation procedures and decision of such organization. The parties agree to equally bear the costs of the mediation. In the event the parties cannot resolve their dispute through mediation as described herein, the parties agree to participate in binding arbitration pursuant to the rules of the American Arbitration Association or mutually agreeable similar organization. Such arbitration shall be held in Dallas, Texas, shall be binding and nonappealable and a judgment on the award to the prevailing party (inclusive of reasonable attorney's fees and costs) may be entered in any court having competent jurisdiction.

      If you are in agreement with the terms of this Separation Agreement, please execute the attached duplicate of this letter in the space provided below. By executing this Separation Agreement, you acknowledge that (a) you have been offered at least twenty-one (21) days to consider the terms of this Separation Agreement, (b) you were advised by the Company to consult with an

Mr. C. Dewayne Cravens
May 18, 1998
Page 9


attorney regarding the terms of this Separation Agreement, (c) you have consulted with, or have had sufficient opportunity to consult with, an attorney of your own choosing regarding the terms of this Separation Agreement, (d) any and all questions regarding the terms of this Separation Agreement have been asked and answered to your complete satisfaction, (e) you have read this Separation Agreement and fully understand its terms and their importance, (f) the consideration or special separation benefits described in Paragraph 3 of this Separation Agreement is good and valuable and of a kind to which you were not otherwise entitled, and (g) you are entering into this Separation Agreement voluntarily, of your own free will, and without any coercion, undue influence, threat or intimidation of any kind or type whatsoever.

Sincerely,

National Energy Group, Inc.                  ACCEPTED AND AGREED THIS
                                             9TH DAY OF JUNE, 1998.

By: /s/ CHUCK L. ELSEY                       /s/ C. DEWAYNE CRAVENS
  ------------------------------             ---------------------------------
Name:   Chuck L. Elsey                       Name: C. Dewayne Cravens,
Title:  Executive Vice President                   an Individual
        and Chief Operating Officer

                                  EXHIBIT "A"

                     REAFFIRMATION OF SEPARATION AGREEMENT


         I, C. Dewayne Cravens, acknowledge that I executed that certain separation agreement (the "Separation Agreement") with National Energy Group, Inc. (the "Company") and that during the seven (7) day period immediately following my execution of the Separation Agreement, I had the right to revoke the Separation Agreement at any time. By executing the Separation Agreement, I also understand that I agreed that I would receive no benefits thereunder unless and until I executed this reaffirmation agreement (this "Reaffirmation").

         By executing this Reaffirmation, I now affirm and attest that I (a) have not heretofore, or contemporaneously with the execution of this Reaffirmation, revoked, or attempted to revoke the Separation Agreement, either by notice to the Company, or otherwise, and (b) am now, by virtue of my execution of this Reaffirmation, within seven (7) days after the execution of the Separation Agreement, fully bound by all of the terms and conditions of the Separation Agreement.

                     EXECUTED this 16th day of June, 1998.


                              /s/ C. DEWAYNE CRAVENS
                              ------------------------------------
                              C. Dewayne Cravens,
                              an Individual


THE STATE OF TEXAS         )
                           )
COUNTY OF DALLAS           )

         BEFORE ME, the undersigned, a Notary Public, on this day personally appeared C. Dewayne Cravens, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 16th day of June, 1998.


                                     /s/ MARILYN J. GRAHAM
                                     ------------------------------------
[SEAL]                               Notary Public, State of Texas

                                                                   EXHIBIT 10.21

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (the "Agreement") is made the 25th day of August, 1997, by and between National Energy Group, Inc., a Delaware corporation acting by and through its hereunto duly authorized officer (the ("Company"), and C. Dewayne Cravens (the ("Executive").

         WHEREAS, the Executive is presently in the employ of the Company in the capacity of Vice President of Engineering and Production is willing to provide certain employment assurances to the Executive in the event of a Change of Control (as defined below) of the Company as incentive and inducement for the Executive to continue in such employment in his present capacity after a Change of Control; and

         WHEREAS, in consideration of such employment assurances, the Executive is willing to remain in the employ of the Company in the capacity of Vice President of Engineering and Production after a Change of Control of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions hereof, the Company and the Executive hereby agree as follows:

         1. Employment. In consideration of the benefits hereinafter specified, the Executive hereby agrees to continue his employment with the Company in the capacity of Vice President of Engineering and Production after a Change of Control of the Company and to discharge his duties in such capacity during the term of this Agreement.

         2. Exclusive Services. The Executive shall devote his full working time, ability and attention to the business of the Company during the term of this Agreement and shall not, directly or indirectly, render any services of a business, commercial or professional nature to any other person, corporation or organization, whether for compensation or otherwise, without the prior knowledge and consent of the Board of Directors (the "Board") or President and Chief Executive Officer of the Company; provided, however, that the provisions of this Agreement shall not be construed as preventing the Executive from investing in other non-competitive businesses or enterprises if such investments do not require substantial services on the part of the Executive in the affairs or operations of any such business or enterprise so as to significantly diminish the performance by the Executive of his duties, functions and responsibilities under this Agreement. During the term of this Agreement, the Executive shall not, directly or indirectly, either through any kind of ownership (other than ownership of securities of publicly held corporations of which the Executive owns less than five percent (5%) of any class of outstanding securities) or as a director, officer, agent, employee or consultant engage in any business that is competitive with the Company.

         3. Authority and Duties. During the term of this Agreement, the Executive shall have such authority and shall perform such duties, functions and responsibilities as are specified by the Bylaws of the Company, the Executive Committee, the Board of Directors, or the President of the Company and/or as are appropriate for the office of the Vice President of Engineering and Production and shall serve with the necessary power and authority commensurate with such position. If the Company removes the Executive from the office of the Vice President of Engineering and Production of the Company after a Change of Control or limits, restricts or reassigns his authority and responsibility after a Change of Control so as to be less significant than, or not comparable to, that to which he held immediately preceding such Change of Control in his capacity as Vice President of Engineering and Production without his prior mutual consent, the Executive shall be entitled to resign for good reason and receive the Severance Benefits set forth in this Agreement.

         4. Compensation. In consideration for the services to be rendered by the Executive to the Company and/or its subsidiaries, the Company shall pay to the Executive at least the gross cash compensation and shall award to the Executive at least the bonuses as set forth below:

=========================================================================================================================
             ANNUAL PERIOD                                 ANNUAL                                ANNUAL BONUS
                                                         BASE SALARY
-------------------------------------------------------------------------------------------------------------------------
For the one year period following         100% of the average of the Executive's     100% of the average of the
effective date of a Change of Control     annual base salary in effect immediately   bonuses paid to the Executive for
                                          prior to the Change in Control and of      each of the three fiscal years
                                          the Executive's annual base salary for     before the Change in Control
                                          each of the immediately preceding two
                                          years
-------------------------------------------------------------------------------------------------------------------------
For the second year following             100% of the average of the Executive's     100% of the average of the
effective date of a Change of Control     annual base salary on the date that is     bonuses paid to the Executive for
                                          one year after the Change in Control       the three immediately preceding
                                          and of the Executive's annual base         fiscal years
                                          salary for each of the immediately
                                          preceding two years
-------------------------------------------------------------------------------------------------------------------------
For the third year following effective    100% of the average of the Executive's     100% of the average of the
date of a Change of Control               annual base salary on the date that is     bonuses paid to the Executive for
                                          two years after the Change in Control      the three immediately preceding
                                          and of the Executive's annual base         fiscal years
                                          salary for each of the immediately
                                          preceding two years
=========================================================================================================================

In the event that the Executive shall not have been employed for three years prior to the effective date of this Agreement, the Executive's annual base compensation rate or bonus rate shall be averaged over the actual period of employment of the Executive by the Company.

         Each of the annual base salary amounts set forth above shall be paid to the Executive in equal monthly installments, or as otherwise agreed, during each corresponding year of the term of this Agreement, provided that for any period of less than one (1) year, the annual base salary shall be pro-rated accordingly. The annual bonus amount indicated above or amounts in excess of such indicated bonus shall be awarded no later than December 31 of the corresponding annual period. The amount set forth above is compensation to the Executive or gross amounts due hereunder, and the Company shall have the right to deduct therefrom all taxes and other amounts which may be required to be deducted or withheld by law (including, but not limited to, income tax, withholding, social security and medicare payments) whether such law is now in effect or becomes effective after the execution of this Agreement.

         5.       Benefits and Business Expenses. During the term hereof:

                  (a) The Executive shall be entitled to continue his participation in programs maintained by the Company for the benefit of its employees and officers and to participate in new or amended programs, including, but not limited to, medical, health, life, accident and disability insurance programs, pension plans, incentive compensation plans, stock option plans, stock appreciation rights plans, and limited stock appreciation rights plans.

         The Company shall not terminate nor amend such plans to the detriment of the Executive.

                  (b) To the extent that the Company has provided the Officer with an automobile, club memberships, association and trade memberships and other memberships prior to the Change of Control, the Company shall continue to provide the Officer with such items, of a comparable nature, following a Change of Control. The Company shall pay the expenses of such automobile, memberships and subscriptions.

                  (c) The Executive shall be reimbursed for any business expenses reasonably incurred in carrying out his duties, functions and responsibilities upon presentation of expense reports to the Company.

         6. Term. This Agreement shall have a term of three (3) years commencing on the effective date of a Change of Control and shall be automatically extended on the 9th day of each and every calendar month during the term of this Agreement for an additional calendar month so that at the beginning of each and every month during the term of this Agreement there shall be a remaining term of three (3) years (but in no event beyond the time the Executive reaches age 65 unless and until the Company gives written notice to the Executive that the term of this Agreement shall not be further so extended, in which case the Executive shall be entitled to resign for good reason. The provisions of this Section 6 shall apply to each Change of Control irrespective of any Changes of Control which may have occurred previously.

         7. Severance Benefits After Change Of Control. In addition to such compensation and other benefits payable to or provided for the Executive as authorized by the Board from time to time, Executive shall be entitled to receive in lieu of the compensation described in paragraph 4 hereof, and the Company shall pay or provide to the Executive the following severance benefits (the "Severance Benefits") in the event that, during the term hereof, the Company discharges the Executive without cause or the Executive resigns for good reason after a Change of Control, to-wit:

                  (a) The Company shall pay to the Executive a lump sum cash payment (multiplied by the applicable factor described below) payable on such date of termination of employment equal to the Executive's Abase compensation@ then in effect, which shall, and is defined to, consist of the sum of (i) the Executive's annual base salary then in effect, (ii) the average of the amounts of the last three annual cash bonuses paid or granted to, or earned by, the Executive, and (iii) the average of the total amounts of the Company's contributions to its retirement plan allocable to the Executive on a fully vested basis for the last three fiscal years of the retirement plan. The amount of the Abase compensation@ payable to the Executive pursuant to this Section 7(a) shall be multiplied by the number three (3) for the purposes of determining the lump sum cash severance payment due under this Section 7(a).

                  (b) All stock options granted by the Company to the Executive, all contributions made by the Executive and by the Company for the account of the Executive to any pension, retirement or any other benefit plan, and all other benefits or bonuses, including but not limited to net profits interests which contain vesting or exercisability provisions conditioned upon or subject to the continued employment of the Executive, shall become fully vested and exercisable and shall remain fully exercisable for a period of the later of three hundred sixty (360) days after (i) the date of such termination of employment, or (ii) the termination of this Agreement.

                  (c) The Company shall continue the participation of the Executive in all life, accident, disability, medical, dental and all other health and casualty insurance plans maintained by the Company for its officers and employees for a period of one (1) year after the date of such termination of employment or for such longer period as may be required by applicable law.

                  (d) Notwithstanding any provision of this Agreement to the contrary, if the Executive is a disqualified individual (as the term "disqualified individual" is defined in Section 280G of the Code) and if any portion of the Severance Benefits under this Section 7 of this Agreement would be an excess parachute payment (as the term "excess parachute payment" is defined in Section 280G of the Code) but for the application of this sentence, then the amount of the Severance Benefits otherwise payable to the Executive pursuant to this Agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of the Severance Benefits, as so reduced, constitutes an excess parachute payment. The determination of whether any reduction in the amount of the Severance Benefits is required pursuant to this Section 7(d) will be made by the Company's independent accountants. The fact that the Executive has his Severance Benefits reduced as a result of the limitations set forth in this
         Section 7(d) will not of itself limit or otherwise affect any rights of the Executive arising other than pursuant to this Agreement.

                  (e) The Company has determined that the amounts payable under this Agreement constitute reasonable compensation for services rendered. Accordingly, notwithstanding any other provision hereof, unless such action would be expressly prohibited by applicable law, if any amount is paid pursuant to this Agreement which is determined to be subject to the excise tax imposed by Section 4999 of the Code, the Company will pay to the Executive an additional amount in cash equal to the amount necessary to cause the aggregate amount payable under this Agreement, including such additional cash payment (net of all federal, state and local income taxes and all taxes payable as the result of the application of Sections 280G and 4999 of the Code), to be equal to the aggregate amount payable under this Agreement, excluding such additional payment (net of all federal, state and local income taxes), as if Sections 280G and 4999 of the Code (and any successor provisions thereto) had not been enacted into law.

         8.       Place of Performance. During the term hereof:

                  (a) The principal office of the Executive and the principal place for performance by him of his duties, functions and responsibilities under this Agreement shall be in the City or suburbs of Dallas, Texas.

                  (b) It is recognized that the performance of the Executive's duties hereunder may occasionally require the Executive, on behalf of the Company, to be away from his principal office for business reasons. Unless consent of the Executive is obtained, such periods of being away from his principal office on behalf of the Company shall not exceed thirty (30) calendar days per year.

         9. Definition of Change of Control. For purposes of this Agreement, "Change of Control" shall mean the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons or entities shall have become the beneficial owner of a majority of the securities of the Company ordinarily having the right to vote in the election of directors, (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of such Board of Directors of the Company on the date hereof and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of 66b% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company to any person or entity or group (as so defined in Section 13(d)(3) of the Exchange
Act) of persons or entities (other than any wholly owned subsidiary of the Company), or (iv) the merger or consolidation of the Company into or with another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined in Section 13(d)(3) of the Exchange Act) of persons or entities, or the stockholders of any other entity, shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors. The Alexander Energy Corporation merger, however it might be structured, shall not constitute a Change of Control under this Agreement.

         10. Discharge with Cause. For the purposes of this Agreement, the Company shall be deemed to have discharged the Executive for cause only if any one of the following conditions existed:

                  (a) If the Executive shall have willfully breached or habitually neglected his duties and responsibilities as the Vice President of Engineering and Production of the Company; or

                  (b) If the Executive shall have been convicted of any felony offense during the term of this Agreement.

The discharge of the Executive by the Company when none of the foregoing conditions exist shall be deemed to be a discharge without cause.

         11. Resignation for Good Reason. For the purposes of this Agreement, the Executive shall have resigned for good reason if any one of the following conditions existed at the time of his resignation:

                  (a) If the Company shall have assigned to the Executive authority and responsibilities less significant than, or not comparable to, that which he had in his capacity as Vice President of Engineering and Production immediately preceding a Change of Control or shall otherwise so limit or restrict his authority and responsibilities after a Change of Control;

                  (b) The Company shall have reduced the Executive's annual base salary below his annual base salary in effect on the effective date of a Change of Control or the Company shall have reduced the Executive's annual cash bonus below that of his last annual cash bonus prior to the effective date of a Change of Control;

                  (c) The Company shall have taken any actions having the purpose or intent and the effect of inducing the Executive to resign, such as failing to provide the Executive with all personnel benefits which are otherwise generally provided to executive officers of the Company or reasonably necessary or appropriate for the performance by the Executive of his duties as Vice President of Engineering and Production of the Company; or

                  (d) The Company shall have declined to extend the term of this Agreement pursuant to Section 6 hereof.

         12. Termination Upon Death. This Agreement shall terminate immediately upon the date of the death of the Executive.

         13. Remedies. If the Executive shall file any judicial action for enforcement of this Agreement and successfully recover compensation or damages, the Executive shall be entitled to recover from the Company an additional amount equal to interest at ten percent (10%) per annum on the amount recovered from the date such amount was due and payable together with all expenses and reasonable attorneys' fees incurred in obtaining legal advice and counselling respecting his rights under this Agreement and in prosecuting and disposing of such action. The provisions of this Section shall be cumulative and without prejudice to any other right or remedy to which the Executive may be entitled either at law, in equity or under this Agreement and shall not constitute the exclusive remedy of the Executive for breach of this Agreement.

         14.      General Provisions.

                  (a) Notices. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by fax, or by mail, registered or certified, postage prepaid, return receipt requested, addressed to the parties at their respective addresses set forth below their signatures to this Agreement, or at such other addresses as they may specify to the other in writing.

                  (b) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  (c) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable.

                  (d) Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions or warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

                  (e) Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. All of the provisions of this Agreement shall be fully applicable to any successor to the Company resulting from a Change of Control. The Company agrees that in the event of a tender or exchange offer, merger, consolidation or liquidation or any such similar event involving the Company, its securities or assets, it shall reveal the existence of this Agreement to the acquiring person or entity. The Company further agrees that if such action is not inconsistent with the best interests of the Company, it shall condition approval of any transactions proposed by the acquiror upon obtaining the consent, in writing, of the potential successor to the Company to be bound by this Agreement. In the event the Executive dies prior to the termination of this Agreement, any compensation or other payment due and owing to the Executive on or before the date of the Executive's death shall be paid to his estate, executors, administrators, heirs or legal representatives. Since the duties and services of the Executive hereunder are special, personal and unique in nature, the Executive may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement.

                  (f) Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provisions by either party or of the breach of any other term or provision of this Agreement.

                  (g) Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any word, clause, paragraph or provision of this Agreement.

                  (h) Certain Conflicts. The parties hereto acknowledge and agree that Executive has entered into that certain letter agreement pertaining to the Executive's employment with the Company dated August 13, 1997 (the "Letter Agreement"). Where a conflict may arise between the provisions of this Agreement and the Letter Agreement, the provisions of the Letter Agreement shall apply.

                  (i) Mediation/Arbitration. In the event of a dispute between the parties to this agreement, the parties agree to participate in good faith in a minimum of four (4) hours of mediation in Dallas, Texas with an attorney-mediator trained and certified by the American Arbitration Association, the United States Arbitration and Mediation Service, or any comparable organization, and to abide by the mediation procedures and decision of such organization. The parties agree to equally bear the costs of the mediation. In the event the parties cannot resolve their dispute through mediation as described herein, the parties agree to participate in binding arbitration pursuant to the rules of the American Arbitration Association or mutually agreeable similar organization. Such arbitration shall be held in Dallas, Texas, shall be binding and nonappealable and a judgment on the award to the prevailing party (inclusive of reasonable attorney's fees and costs) may be entered in any court having competent jurisdiction.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Executive Employment Agreement as of the day and year first written above, effective as of the date specified above.

                                   COMPANY:

                                   NATIONAL ENERGY GROUP, INC.


                                   By: /s/ MILES D. BENDER
                                       ----------------------------------------
                                       Miles D. Bender
                                       President and Chief Executive Officer

                                   4925 Greenville Avenue, Suite 1400
                                   Dallas, Texas 75206
                                   (214) 692-9211
                                   (214) 692-5055 (Fax)


                                   EXECUTIVE:


                                   /s/ C. DEWAYNE CRAVENS
                                   ---------------------------------
                                   C. DEWAYNE CRAVENS

                                   3629 Cross Bend Road
                                   Plano, TX 75023-5826